As Filed with the Securities and Exchange Commission on July 16, 2008

Registration No. 333-140607

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM SB-2 ON

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_____________________

BIONOVO, INC.
(Exact name of registrant as specified in its charter)
_____________________

Delaware	20-5526892
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

     5858 Horton Street
Suite 375
Emeryville, California 94608
(Address of Principal Executive Offices)
 _____________________

Isaac Cohen
Chairman and Chief Executive Officer
Bionovo, Inc.
 5858 Horton Street, Suite 375
Emeryville, CA 94608
(510) 601-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________

Copies to:

Robert H. Cohen, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
(212) 801-9200
_____________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.
_____________________

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer, or a smaller reporting company. (See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act)

Large accelerated filer ☐                     Accelerated filer ☒                    Non-accelerated filer ☐                    Smaller reporting company ☐

_____________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus which is a part of this Registration Statement is a combined prospectus and includes all of the information currently required in a prospectus relating to the securities covered by Registration Statement No. 333-140607 and Registration Statement No. 333-126399. This Registration Statement, which relates to 62,415,147 shares of common stock, par value $0.0001, of the registrant as of July 16, 2008, also constitutes a Post-Effective Amendment to Registration Statement No. 333-126399.

_____________________

EXPLANATORY STATEMENT

          This Post-Effective Amendment to Registration Statement No. 333-140607 is being filed in compliance with Section 10(a)(3) of the Securities Act of 1933 and to convert such Registration Statement on Form SB-2 into a Registration Statement on Form S-3 in reliance upon Rule 401 under the Securities Act. All filing fees payable in connection with the registration of these securities were previously paid. Pursuant to Rule 429 under the Securities Act, this Post-Effective Amendment on Form S-3 also serves as a post-effective amendment to Registration Statement No. 333-126399.

          The prospectus contained in this registration statement is a combined prospectus under Rule 429 under the Securities Act and relates to the following securities:

		No. of Shares of Common Stock	No. of Shares of Common Stock
Registration	Date Originally	Registered Pursuant to this	of the Registrant Originally
Statement No.	Filed	Combined Prospectus	Registered

333-140607	February 12, 2007	11,257,425 shares of common stock	14,939,820 shares of common stock

333-126399	July 5, 2005	51,157,722 shares of common stock	52,031,972 shares of common stock

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion
Preliminary Prospectus Dated July 16, 2008

BIONOVO, INC.

62,415,147
Shares of Common Stock

          This prospectus relates to 62,415,147 shares of our common stock that may be sold at various times by the selling stockholders identified under “Selling Stockholders”, including 5,612,468 shares of common stock issuable upon the exercise of outstanding warrants. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will not receive any proceeds from the sale of those shares. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

          Our common stock is listed on the NASDAQ Capital Market under the symbol “BNVI.” On July 15, 2008, the last reported sale price of our common stock on the NASDAQ Capital Market was $1.21 per share.

          Our principal executive offices are located at 5858 Horton Street, Suite 375, Emeryville, CA 94608 and our telephone number is (510) 601-2000.

          You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

          INVESTING IN OUR SECURITIES INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_____________________

The date of this prospectus is                 , 2008

TABLE OF CONTENTS

PAGE
Summary	2
Risk Factors	3
Use of Proceeds	3
Selling Stockholders	3
Plan of Distribution	25
Description of Capital Stock	24
Legal Matters	31
Experts	32
Incorporation of Certain Documents by Reference	32
Where You Can Find More Information	32

          In this prospectus, unless the context specifically indicates otherwise, “BNVI,” “the Company,” “we,” “us” and “our” refer to Bionovo, Inc. and its subsidiary.

          We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

SUMMARY

     The following summary provides an overview of certain information about our company and the offering and may not contain all the information that may be important to you. This summary is qualified in its entirety by and should be read together with the information contained in other parts of this prospectus. You should carefully read this entire prospectus before making a decision about whether to invest in our securities.

Bionovo, Inc.

Company Overview

          We are a clinical stage drug discovery and development company focusing on women’s health and cancer, two large markets with significant unmet needs. Building on our understanding of the biology of menopause and cancer, we design new drugs derived from botanical sources which have novel mechanisms of action. Based on the results of our clinical trials and pre-clinical studies to date, we believe that we have discovered new classes of drug candidates with the potential to be leaders in their markets.

          Our lead drug candidate, MF101, represents a new class of receptor sub-type selective estrogen receptor modulator (SERM) for the treatment of vasomotor symptoms of menopause, or “hot flashes.” We have designed MF101 to selectively modulate estrogen receptor beta (ERß) and to provide a safe and effective alternative to existing FDA approved therapies that pose a significant risk to the patient for developing breast cancer and other serious diseases. In preclinical studies, MF101 inhibited tumor growth as well as bone resorption known to cause osteoporosis, which is commonly developed during menopause. This activity, if confirmed in clinical testing, would differentiate MF101 from some existing therapies and other therapies in clinical development. In our completed, randomized, placebo-controlled Phase II trial involving 117 patients for which we announce results in 2007, the higher of two MF101 doses tested was well tolerated and resulted in a statistically significant reduction of hot flashes when compared to placebo at 12 weeks of treatment, comparable to existing non-hormonal therapies. We plan to seek FDA approval to conduct a Phase III registration trial and expect to commence this trial in the first half of 2008 at multiple clinical sites in the U.S. We believe that MF101’s novel mechanism of action could lead to a more favorable safety profile than currently approved hormone therapies (HT) and serotonin-norepinephrine reuptake inhibitors (SNRI) therapies.

          We have also identified a potential oral anti-cancer agent for advanced breast cancer, BZL101. Unlike most other anti-cancer drugs and drug candidates, which try to control cancer through genomic and proteomic signaling pathways, BZL101 is designed to take advantage of the unique metabolism of cancer cells. BZL101 inhibits glycolysis, a metabolic pathway on which cancer cells rely. Glycolysis inhibition leads to DNA damage and death of cancer cells without lasting harm to normal cells. We believe that BZL101 may have a preferential effect on hormone-independent cancers, a subset with few treatment options. We have completed a Phase I trial in 21 patients. No significant adverse events were noted in this trial. Recruitment is currently underway in a 100-patient, U.S.-based, Phase I/II trial of BZL101 in patients with metastatic breast cancer. In addition, we intend to explore the use of BZL101 on other forms of cancer, including pancreatic cancer and adjuvant use in breast cancer.

          We have a diverse pipeline of other preclinical drug candidates in both women’s health and cancer. We plan to submit an investigational new drug, or IND, application and initiate a Phase I trial for our second SERM drug candidate, VG101, for the treatment of post-menopausal vulvar and vaginal atrophy, or “vaginal dryness”, as well as a Phase I/II trial of a second anti-cancer agent, AA102, for the treatment of advanced breast cancer. We have identified or begun preclinical work on other drug candidates for a variety of indications within women’s health and cancer. We have internally discovered and developed all of our drug candidates using our proprietary biological and chemical techniques.

          Our drug development process uses traditional Chinese medicine to target herbs and other botanical sources believed to produce biologically active compounds. We apply our clinical knowledge, experience with natural compounds and knowledge of proper scientific screening tools to derive botanical compounds and extracts for pharmaceutical development. In June 2004, the FDA released a document to provide drug developers with guidance on submitting IND applications, conducting trials and seeking approval for botanical drugs. This guidance states that applicants may submit reduced documentation of nonclinical (preclinical) safety and of chemistry, manufacturing, and controls to support an IND application for initial clinical studies of botanicals. The first botanical extract drug developed pursuant to these guidelines was approved by the FDA in October 2006. To date, all of our drug candidates are derived from botanical extracts and are being developed in accordance with this FDA guidance. In addition, we have identified the active chemical components underpinning the mechanism of action for our novel drugs, and in some cases, we have developed synthetic methods of production.

          We expect to continue to incur significant operating losses over at least the next several years, and do not expect to generate profits until and unless our drug candidates have been approved and are being marketed with commercial partners.

Corporate Information

          Our principal executive offices are located at 5858 Horton Street, Suite 375, Emeryville, California 94608, and our telephone number is (510) 601-2000. Our website is located at www.bionovo.com. Information on our website is not, and should not be considered, part of this prospectus.

RISK FACTORS

          You should carefully consider the specific risks set forth under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 incorporated by reference herein before making an investment decision. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

          The selling stockholders will receive all of the proceeds from the sale of the shares offered for sale by them under this prospectus. We will receive none of the proceeds from the sale of the shares by the selling stockholders. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants currently outstanding. We would expect that proceeds of any such exercise of warrants would be used for working capital. As of May 1, 2008, there have been no exercises of such warrants, and we have warrants to purchase up to all of the 5,612,468 shares of common stock outstanding. Upon the exercise of such outstanding warrants, we could receive a maximum of $4,707,812. We will bear all expenses incident to the registration of the shares of our common stock under federal and state securities laws other than expenses incident to the delivery of the shares to be sold by the selling stockholders. Any transfer taxes payable on these shares and any commissions and discounts payable to underwriters, agents, brokers or dealers will be paid by the selling stockholders.

SELLING STOCKHOLDERS

			Beneficial Ownership
			After this Offering (3)

	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Advantus Capital LP (5)	240,000	240,000	0	*

All In LLC	33,333	33,333	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Allen Kent Davis R/O IRA	26,666	26,666	0	*

Jason P. Alpin (84)	125,000	125,000	0	*

Alpine Securities Corporation (6)(84)	212,500	212,500	0	*

Alpin Family Revocable Trust	50,000	50,000	0	*
DTD 4/24/2003 (7)

Peter K. Aman (84)	750,000	750,000	0	*

Thomas L Aman and Tanya Aman	10,000	10,000	0	*

Cristy A. Burgun and Ken Anderson	33,333	33,333	0	*

Bradley C. Arnold	17,000	17,000	0	*

Andrew Toolson Roth IRA	34,066	34,066	0	*

Asia Orient Enterprises Limited (8)	187,500	187,500	0	*

Asset Managers International Ltd. (9)	237,500	237,500	0	*

Atlas Capital SA (10)	601,250	601,250	0	*

Atwood-Rasely Family Trust	58,333	58,333	0	*
DTD March 29, 2005 (11)

Banyan Investment Co. (12)(84)	375,000	375,000	0	*

Eslie Olsen Barlow	25,000	25,000	0	*

Lance R. Bateman	62,500	62,500	0	*

BBK Enterprises LLC (13)	62,500	62,500	0	*

Henry Beinstein	200,000	200,000	0	*

Cory Bengtzen	10,000	10,000	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Kirk A. Benson	125,000	125,000	0	*

Daipayan Bhattacharya	16,666	16,666	0	*

Barry Bickmore	407,000	407,000	0	*

Brandon S. Bickmore	1,023,333	1,023,333	0	*

Gerald A Bickmore	13,333	13,333	0	*

Joshua F Black	33,333	33,333	0	*

Winston Black	1,333	1,333	0	*

Blackhawk Properties LLC (14)(84)	175,000	175,000	0	*

Blaylock Capital, LLC	199,569	199,569	0	*

Blue Sand Holdings (15)	33,333	33,333	0	*

BNO LLC (16)	33,333	33,333	0	*

Bridges & PIPEs, LLC (17)	973,312	973,312	0	*

Andrea Brown & Frances von Lukanovic	283,333	283,333	0	*

Karen J Brunelle	33,333	33,333	0	*

Jeff L. Buffington	31,250	31,250	0	*

Building Dynamics Inc PSP	63,333	63,333	0	*
DTD 2/1/1984 (18)

Bushido Capital Master Fund, LP (19)	428,750	428,750	0	*

Lynn M. Bushman	77,500	77,500	0	*

Jeffrey Butler	50,000	50,000	0	*

Timothy J. Callahan and	62,500	62,500	0	*
Michelle D. Callahan

			Beneficial Ownership
			After this Offering
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Cambria Asset Management, LLC (20)	1,082,000	1,082,000	0	*

Cambria Capital, LLC	536,901	536,901	0	*

CAMOFI Master LDC (21)	2,028,648	2,028,648	0	*

Jonathan Mark Cannon and	50,000	50,000	0	*
Tiffany M. Cannon

Carl Hull R/O IRA	50,000	50,000	0	*

Jason Carter (22)(84)	119,800	117,500	2,300	*

Kathy Carter	125,000	125,000	0	*

Enrico D. Cecala	526,666	526,666	0	*

Centrecourt Asset Management LLC (9)	12,500	12,500	0	*

Michael H. Chase	250,000	250,000	0	*

Gary L. Christensen and	43,333	43,333	0	*
Kimberly Jo Christensen

Christina S. Simpson IRA	50,000	50,000	0	*

Wasaga Clack	16,666	16,666	0	*

Jeffrey Paul Clark and Jane Ann Clark	16,666	16,666	0	*

Travis Clayburn	20,000	20,000	0	*

Isaac Cohen	9,628,094	9,628,094	0	*

Robert H. Cohen	440,000	350,000	90,000	*

Allen Conkling	191,666	191,666	0	*

William Conkling	62,500	62,500	0	*

Byron Conrad and Heidi Conrad	62,500	62,500	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

George Conwill	14,000	14,000	0	*

Brooks Corbin	166,667	66,666	100,001	*

Donald Corbin	33,333	33,333	0	*

Gregory D. Cornelius	25,000	25,000	0	*

Cornell Capital Partners, LP (23)	625,000	625,000	0	*

Cory L. Turnbow IRA	250,000	250,000	0	*

Stephen Crandall	33,333	33,333	0	*

Creative Concrete Inc	33,333	33,333	0	*

Mark D. Criddle and JoLynn V. Criddle	462,500	462,500	0	*

Joseph X. Crivelli	125,000	125,000	0	*

Robert H Curtis and Cheryl A Curtis	33,333	33,333	0	*

Dale & Sharen Hamilton Trust	79,166	79,166	0	*
DTD 8/26/1992 (24)

Christianne D'Ambrosio	37,500	37,500	0	*
Individual 401k

DAM Constructions	37,500	37,500	0	*
Superannuation Fund P/L (28)

David P Damus	66,666	66,666	0	*

Beverly M. Davis	33,333	33,333	0	*

Dave Hasleton IRA	73,333	73,333	0	*

Don J. De Cristo	416,666	416,666	0	*

David Mark Dee	104,166	104,166	0	*

Daniel S. Devenport	62,500	62,500	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

James P. Doolin	62,500	62,500	0	*

Avry Dotan and Niva Dotan	47,500	47,500	0	*

DSAM Fund, LP (29)	500,000	500,000	0	*

David Drury and Kim Drury	50,000	50,000	0	*

Zeke Dumke IV	62,500	62,500	0	*

Duncan Capital, LLC (30)	2,693,091	2,693,091	0	*

Kelly Stubbs and Misti Earnshaw	50,000	50,000	0	*

Charles R. Elliott	31,250	31,250	0	*

Eurowest Investments Limited (31)	125,000	125,000	0	*

Extend Services PTY LTD (32)	666,666	666,666	0	*

Steven B. Evans	62,500	62,500	0	*

Family Kudlik LP DTD 3/15/1996 (33)	33,333	33,333	0	*

Travis Ferran	33,333	33,333	0	*

David Filer	152,600	152,600	0	*

John Fobain	62,500	62,500	0	*

Pamela Forrester	125,000	125,000	0	*

David Fuchs (34)	27,806	27,806	0	*

Gamma Opportunity Capital Partners, LP (35)	500,000	500,000	0	*

Dale Garnett (84)	90,460	90,460	0	*

Rami O. Gellar and Jil J. Gellar	25,000	25,000	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Dimitri Golesis	50,000	50,000	0	*

Guillermo Gonzalez	200,000	200,000	0	*

Gil D Gruwer	150,000	150,000	0	*

John M. Guynn	62,500	62,500	0	*

Bruce Bearnson Hall	66,666	66,666	0	*

David D. Hall and Alisa L. Hall	62,500	62,500	0	*

Edward Hall, Sr.	600,000	200,000	400,000	*

Lana R. Hall	50,000	50,000	0	*

Gary J. Hannay	62,500	62,500	0	*

Mark J. Hansen	50,000	50,000	0	*

Denzil R Harris & Karen S Harris	16,666	16,666	0	*

Robert D. Harrison	37,500	37,500	0	*

Robert D. Harrison and	87,500	87,500	0	*
Patricia L. Harrison

Richard B. Hasleton	30,000	30,000	0	*

Tom Hasleton	104,666	104,666	0	*

Charles Hawkins and Brandi Paris	125,000	125,000	0	*

Jonathan S. Heaton	62,500	62,500	0	*

Heather Heim	107,534	107,534	0	*

Dee W. Henderson II and Tami	33,333	33,333	0	*

C. E. Henderson

Randy Henderson	600,000	600,000	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Frank C. Heyman and Sandra J. Heyman	62,500	62,500	0	*

Hillview Global Alpha Fund LP (37)	113,000	113,000	0	*

Rod Hoffman	62,500	62,500	0	*

Holly Toolson Roth IRA	34,356	17,000	17,356	*

Timothy J. Horrigan (84)	92,500	92,500	0	*

Fritz Howser	62,500	62,500	0	*

Kurtis D. Hughes	25,000	25,000	0	*

David S. Hunt	20,000	20,000	0	*

Brian M. Hymel	66,666	66,666	0	*

Kent S. Ingram	145,000	145,000	0	*

R. Todd Inman and Vicki L. Inman	100,000	100,000	0	*

JB Investing LLC (38)	62,500	62,500	0	*

Iroquois Master Fund Ltd (39)	194,083	194,083	0	*

James M. King IRA	125,000	125,000	0	*

Jeff Esfeld Roth IRA	62,500	62,500	0	*

Frank S. Jensen and Kimberley A. Jensen	19,986	19,986	0	*

W. Reed Jensen	250,000	250,000	0	*

Craig N. Johnson and Jana Johnson	33,333	33,333	0	*

Joel Johnson	66,666	66,666	0	*

Rick D. Johnson	33,333	33,333	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Jonathan Peterson Roth IRA	37,500	37,500	0	*

Steven G. Jones	33,333	33,333	0	*

Todd Jones	33,333	33,333	0	*

Mark S. Kaila	125,000	125,000	0	*

Kara C. D'Ambrosio Trust (25)	37,500	37,500	0	*

Richard Kasteler	62,500	62,500	0	*

Mark Kendzior	60,000	60,000	0	*

Gordon Charles Kerr	1,333	1,333	0	*

Kevin Neustadt IRA	50,000	50,000	0	*

KGB Family LTD Partnership (40)	100,000	100,000	0	*

Kimberly Hasleton Revocable	33,333	33,333	0	*
Trust DTD 11/29/2006 (41)

Kinarry S. Patel Roth IRA	41,006	41,006	0	*

James M. King	62,500	62,500	0	*

Richard M. King	75,000	75,000	0	*

Mike S. Kirkpatrick	62,500	62,500	0	*

V. James Koehler Jr.	125,000	125,000	0	*

Jeffrey G. Korn	62,500	62,500	0	*

Tashia Kuta	6,666	6,666	0	*

Frank H. Lam	5,000	5,000	0	*

Steve Lang	25,000	25,000	0	*

Aaron Larson	16,666	16,666	0	*

Lasarzig Family Trust (42)	319,916	179,166	140,750	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)
Lemke Family Trust (43)	31,250	31,250	0	*

Brian D. Lemke	31,250	31,250	0	*

Dennis D. Leonard and Karen L. Leonard	62,500	62,500	0	*

Richard Levy	129,166	129,166	0	*

Gary Lewis (57)	52,100	25,000	27,100	*

Liberty Capital LLC (44)(84)	125,000	125,000	0	*

R. Karl Lichty and Laurens L Lichty	16,666	16,666	0	*

Lou & Christy D'Ambrosio Trust (26)	250,000	250,000	0	*

Louis J. D'Ambrosio IRA	358,000	160,000	198,000	*

Michael Lloyd	23,333	23,333	0	*

Lynn Turnbow IRA	125,000	125,000	0	*

Mallette Capital Biotech Fund (85)	104,666	104,666	0	*

Arthur Manni	31,250	31,250	0	*

Rob Matthews	33,333	33,333	0	*

Marelko Investments LLC (45)	62,500	62,500	0	*

Mark Brunelle Roth IRA	62,500	62,500	0	*

Mark N. Schneider Family	18,500	13,500	5,000	*
Living Trust DTD 11/10/1989 (46)

W. Brent Maxfield	90,000	90,000	0	*

Shane C. McClellan	33,333	33,333	0	*

Kirk McFarland	375,000	375,000	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

MGF Surgery Benefit Pension (47)	125,000	125,000	0	*

Michael Murray IRA	125,000	125,000	0	*

Bret Miller	16,666	16,666	0	*

Larry Miller	16,666	16,666	0	*

Laman Milner	33,333	33,333	0	*

Mobias Capital LLC (48)	166,666	166,666	0	*

Joe Montesi, Jr.	62,500	62,500	0	*

Mark S Monsen	20,000	20,000	0	*

Mooson Inc (49)	132,083	75,833	56,250	*

James C. Mourlas	125,000	125,000	0	*

Antoun A. Nabhan	16,650	16,650	0	*

Kevin Neustadt	25,000	25,000	0	*

Night Investments LLC (50)	46,666	46,666	0	*

Nite Capital LP (51)	166,666	166,666	0	*

Gregory R. Norton	62,500	62,500	0	*

Laura Ann Olsen	25,000	25,000	0	*

Jeanette Osguthorpe	37,500	37,500	0	*

Otago Partners LLC (52)	100,000	100,000	0	*

Bennett C. Packard and	50,000	50,000	0	*

Jennifer F. Packard

Padova Trust DTD June 27, 1991 (53)	125,000	125,000	0	*

Robert Parisi	33,333	33,333	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Snehal S. Patel Roth IRA	113,660	113,660	0	*

Patro, Inc. Retirement Plan (54)	62,500	62,500	0	*

John L. Payne	87,500	87,500	0	*

Peak & Beach Ltd. (55)	125,000	125,000	0	*

Peatross Ranch LLC (56)	20,000	20,000	0	*

Rafael Penunuri	75,000	75,000	0	*

Peoa River Valley Ranch LLC (57)	173,333	173,333	0	*

Brian Peterson	25,000	25,000	0	*

Dean Peterson	16,666	16,666	0	*

Jeffrey S. Peterson (6)(12)(14)(44)(84)	75,000	75,000	0	*

Jonathan C. Peterson (84)	50,000	50,000	0	*

Melvin D. Peterson and	145,000	145,000	0	*
Darlene B. Peterson

Ray Peterson	62,500	62,500	0	*

V. Mark Peterson Roth IRA	500,000	500,000	0	*

Leonard J. Pickens	16,656	16,656	0	*

Pine Brook Homes LLC (58)	16,666	16,666	0	*

Jay F. Price	62,500	62,500	0	*

PTS Investment Co LLC (39)(84)	62,500	62,500	0	*

Pyramid I Partnership (59)	63,000	63,000	0	*

Pyramid II Partnership (60)	55,000	55,000	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Tim Quinn	62,500	62,500	0	*

RA Capital Biotech Fund, LP (86)	1,666,666	1,666,666	0	*

Darin A. Ralph	100,000	100,000	0	*

Alessandro Ratti	510,278	510,278	0	*

Ray Gerrity Roth IRA	148,750	92,500	56,250	*

Richard B. Siegel Trust (66)	125,000	125,000	0	*

Eric Richardson (61)(84)	250,000	250,000	0	*

Larry S. Richardson	6,666	6,666	0	*

Grant N. Richins	37,500	37,500	0	*

Rulon Richins	33,333	33,333	0	*

James E. Ripple and JoEllen Ripple	125,000	125,000	0	*

Rick Robinson	50,000	50,000	0	*

Rockwood Group LLC (62)	27,805	27,805	0	*

Mary Ross	50,000	25,000	25,000	*

Carl Rountree	194,686	194,686	0	*

Ryan 1989 Revocable Trust	33,333	33,333	0	*
DTD 3/15/1989 (63)

Tim Ryan	62,891	62,891	0	*

Rymark Inc. (64)	147,500	147,500	0	*

Mark Christopher Safady	66,666	66,666	0	*

Jeffrey James Sandberg and	61,250	61,250	0	*
Mary Joyce Sandberg (84)

Chester C. Schneider III	25,000	25,000	0	*

Schnieders Capital	62,500	62,500	0	*
Management LLC (65)

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Rockwell D. Schutjer	37,500	37,500	0	*

Jules Scruggs and Stephanie Scruggs	62,500	62,500	0	*

Scott Sexton	20,666	20,666	0	*

Chris P. Shepard	62,500	62,500	0	*

Signature Holding LLC (67)	66,666	66,666	0	*

Daniel P. Simpson	50,000	50,000	0	*

Hank Simpson	62,500	62,500	0	*

Keith Sizemore	25,000	25,000	0	*

Craig B. Smith	166,733	166,733	0	*

Duane J. Smith and Marilyn L Smith	72,333	72,333	0	*

John S. Smith	66,666	66,666	0	*

Tony Snyder	3,500	3,500	0	*

Stephen B. Utley Sheltered Trust (73)	62,500	62,500	0	*

James P. Stapleton	62,500	62,500		*

Dennis S. Stoffel	25,000	25,000	0	*

Stradtman Family Trust DTD	62,500	62,500	0	*
April 29, 1990 (68)

David E. Stringham	62,500	62,500	0	*

Robert Strougo	16,666	16,666	0	*

Sue R. D'Ambrosio Trust (27)	25,000	25,000	0	*

Allen H. Sweat	62,500	62,500	0	*

Mary Tagliaferri	9,601,094	9,601,094	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

TCMP3 Partners (69)	25,000	25,000	0	*

The Potomac Group (70)	62,500	62,500	0	*

Teresa Bickmore IRA	62,500	62,500	0	*

Steve Thorne	62,500	62,500	0	*

Steven B. Timmons and	66,666	66,666	0	*
Charlotte A Timmons

Lanell S Topham and Ellen S Topham	33,333	33,333	0	*

Andrew K Toolson and Holly H Toolson	116,666	116,666	0	*

Sean W. Trewartha	62,500	62,500	0	*

Triple R Development LLC (71)	160,000	160,000	0	*

Tucker Brook L/S	66,000	66,000	0	*
Concentrated Small Cap
Master Fund (72)

Cory Turnbow	104,166	104,166	0	*

Jamie Turnbow	37,500	37,500	0	*

Lynn Turnbow	744,166	744,166	0	*

Steven R. Turnbow	236,666	236,666	0	*

Brad S. Unsicker	18,000	18,000	0	*

Val Johnson IRA	62,500	62,500	0	*

Valesco Healthcare Master Fund (74)	166,666	166,666	0	*

Vanderhoof Family Trust (75)	375,000	375,000	0	*

Daniel A. Vanderhoof	100,000	100,000	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

Jim D. Vanderhoof	125,000	125,000	0	*

Joel M. Vanderhoof (76)	870,000	870,000	0	*

Michael D. Vanderhoof (77) (84)	675,543	625,000	0	*

Mike Varadakis	66,666	66,666	0	*

Gerard J. Verkuylen	31,250	31,250	0	*

Michael Vetere	250,000	250,000	0	*

Vicis Capital Master Fund (78)	625,000	625,000	0	*

Ken Vickers	62,500	62,500	0	*

Ken A. Wade	62,500	62,500	0	*

Douglas Waring	62,500	62,500	0	*

Waverly Trust DTD 3/6/2006 (79)	33,333	33,333	0	*

WECO Ls’g & Inv’ts, LLC (80)	100,000	100,000	0	*

James P Weddington	33,333	33,333	0	*

Richard M. Wexler	87,500	87,500	0	*

Alan H Wiener and Barbara R Wiener	16,666	16,666	0	*

West Wilrick, Inc. Profit Sharing Plan (81)	37,500	37,500	0	*

Whalehaven Capital Fund Limited (82)	500,000	500,000	0	*

Whisper Investment Co (84)	250,000	250,000	0	*

David Todd Whiting	16,666	16,666	0	*

Wholesale Realtors Supply (84)	206,000	206,000	0	*

			Beneficial Ownership
			After this Offering (3)
	Shares of
	Common Stock
	Beneficially Owned	Shares of
	Prior to	Common Stock	Number of	Percent
Name	this Offering (1)	Being Offered (2)	Shares	(4)

William H. Bennett IRA	62,500	62,500	0	*

Don Ross Wilson	37,500	37,500	0	*

Rogers D. Wilson	37,500	37,500	0	*

David Adam Wood	75,000	75,000	0	*

Kendell Woolstenhulme	62,500	62,500	0	*

Christopher T. Wyatt	250,000	250,000	0	*

Jared Young	83,333	83,333	0	*

Steven R. Young and Sheri-Lyn Young	33,333	33,333	0	*

George Zorbas	1,333	1,333	0	*

___________________________________________
* Represents less than 1% of outstanding shares.

(1) As of July 16, 2008. This table includes information for all selling stockholders under Registration Statement No. 333-140607 and Registration Statement No. 333-126399.

(2) The number of shares in this column includes 56,802,679 presently outstanding shares of our common stock and up to 5,612,468 shares of our common stock issuable upon exercise of outstanding warrants to purchase our common stock.

(3) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(4) Based on 76,363,101 shares of common stock outstanding on July 16, 2008. The shares issuable under stock options, warrants and other derivative securities to acquire our common stock that are currently exercisable or convertible within 60 days after July 16, 2008, are treated as if outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, also includes shares owned by a spouse, minor children, by relatives sharing the same home, and entities owned or controlled by the named person.

(5) Peter Aman is the Partner of Advantus Capital LP, which is the registered holder of the shares of common stock. Peter Anam, as Partner of Advantus Capital LP, has voting and disposition power over the shares owned by Advantus Capital LP.

(6) V. Mark Peterson is the president and majority owner of Alpine Securities Corporation, which is the registered holder of the shares of common stock. Clark Johnston is Vice President and a shareholder of Alpine Securities Corporation. Todd Groskreutz is the Chief Financial Officer and a shareholder of Alpine Securities Corporation. Messrs. Peterson, Johnston and Groskreutz share voting and disposition power over the shares owned by Alpine

Securities Corporation. The share amounts for Mr. Peterson exclude amounts registered in the name of Alpine Securities Corporation.

(7) Jason Alpin is the trustee of Alpin Family Revocable Trust DTD 4/24/2003, which is the registered holder of the shares of common stock. Mr. Alpin, as trustee of Alpin Family Revocable Trust DTD 4/24/2003, has voting and disposition power over the shares owned by Alpin Family Revocable Trust DTD 4/24/2003.

(8) Adrian John King is the sole director of Asia Orient Enterprises Limited, which is the registered holder of the shares of common stock. Mr. King, as sole director of Asia Orient Enterprises Limited, has voting and disposition power over the shares owned by Asia Orient Enterprises Limited.

(9) Jeffrey M. Haas is the authorized signatory of Asset Managers International Ltd. and Centrecourt Asset Management LLC, which is the registered holder of shares of common stock. Mr. Haas, as authorized signatory of Asset Managers International Ltd. and Centrecourt Asset Management LLC, has voting and disposition power over the shares owned by Asset Managers International Ltd and Centrecourt Asset Management LLC.

(10) Avy Ingassy is the Manager of Atlas Capital SA, which is the registered holder of the shares of common stock. Mr. Ingassy, as the Manager of Atlas Capital SA, has voting and disposition power over the shares owned by Atlas Capital SA. Maurice Papilloud is the Membre de la Direction of Atlas Capital SA, which is the registered holder of the shares of common stock. Mr. Papilloud, as Membre de la Direction of Atlas Capital SA, has voting and disposition power over the shares owned by Atlas Capital SA.

(11) Teresa Ann Atwood is the trustee of Atwood-Rasely Family Trust DTD 3/29/2005, which is the registered holder of the shares of common stock. Ms. Atwood, as trustee of Atwood-Rasely Family Trust DTD 3/29/2005, has voting and disposition power over the shares owned by Atwood-Rasely Family Trust DTD 3/29/2005.

(12) V. Mark Peterson and Jeffrey S. Peterson are the managers of Banyan Investment Co., which is the registered holder of the shares of common stock. V. Mark Peterson and Jeffrey S. Peterson, as managers of Banyan Investment Co., each share voting and disposition power over the shares owned by Banyan Investment Co. The share amounts for V. Mark Peterson and Jeffrey S. Peterson exclude amounts registered in the name of Banyan Investment Co.

(13) Brandon Lewis is the partner of BBK Enterprises LLC, which is the registered holder of the shares of common stock. Mr. Lewis, as partner of BBK Enterprises LLC, has voting and disposition power over the shares owned by BBK Enterprises LLC.

(14) V. Mark Peterson and Jeffrey S. Peterson are the managers of Blackhawk Properties LLC, which is the registered holder of the shares of common stock. V. Mark Peterson and Jeffrey S. Peterson, as managers of Blackhawk Properties LLC, each share voting and disposition power over the shares owned by Blackhawk Properties LLC. The share amounts for V. Mark Peterson and Jeffrey S. Peterson exclude amounts registered in the name of Blackhawk Properties LLC.

(15) Greg Olafson, is the trustee of Blue Sand Holdings, which is the registered holder of the shares of common stock. Mr. Olafson, as trustee of Blue Sand Holdings, has the voting and disposition power over the shares owned by Blue Sand Holdings.

(16) Scott Mercer is the managing member of BNO LLC, which is the registered holder of the shares of common stock. Mr. Mercer, as managing member of BNO LLC, has voting and disposition power over the share owned by BNO LLC.

(17) David Fuchs is the managing member of Bridges & PIPEs, LLC, which is the registered holder of the shares of common stock. Mr. Fuchs, as managing member of Bridges & PIPEs, LLC, has voting and disposition power over the shares owned by Bridges & PIPEs, LLC.

(18) Harold Irving is the owner of Building Dynamics Inc PSP DTD 2/1/1984, which is the registered holder of the shares of common stock. Mr. Irving, as owner of Building Dynamics Inc PSP DTD 2/1/1984, has voting and disposition power over the shares owned by Building Dynamics Inc PSP DTD 2/1/1984.

(19) Bushido Capital Partners, Ltd., a Cayman Island company, is the general partner of the stockholder, Bushido Capital Master Fund, LP, a Cayman Island registered limited partnership, with the power to vote and dispose of the shares owned by such stockholder. As such, Bushido Capital Partners, Ltd. may be deemed to be the beneficial owner of said shares. Christopher Rossman is the Managing Director of Bushido Capital Partners, Ltd., possessing the power to act on its behalf. Bushido Capital Partners, Ltd. and Christopher Rossman each disclaim beneficial ownership of such shares.

(20) Michael D. Vanderhoof and Eric R. Richardson are the Chairman and President, respectively, and 90% owners of Cambria Asset Management, LLC which is the registered holder of the shares of common stock. As such, they each have voting and dispositive power over the shares owned by Cambria Asset Management, LLC.

(21) Richard Smithline and Jeffrey M. Haas are the authorized signatories of CAMOFI Master LDC, which is the registered holder of the shares of common stock. Mr. Smithline and Mr. Haas, as authorized signatories of CAMOFI Master LDC, have voting and disposition power over the shares owned by CAMOFI Master LDC.

(22) Jason Carter's share ownership amounts exclude 825 shares of common stock owned by the Roth IRA of Mr. Carter's wife.

(23) Matt Beckman is the managing partner of Cornell Capital Partners, LP, which is the registered holder of the shares of common stock. Mr. Beckman, as managing partner of Cornell Capital Partners, LP, has voting and disposition power over the shares owned by Cornell Capital Partners, LP.

(24) Dale Hamilton is the trustee of Dale & Sharen Hamilton Trust DTD 8/26/1992, which is the registered holder of the shares of common stock. Mr. Hamilton, as trustee of Dale & Sharen Hamilton Trust DTD 8/26/1992, has voting and disposition power over the shares owned by Dale & Sharen Hamilton Trust DTD 8/26/1992.

(25) Kara C. D'Ambrosio is the trustee of the Kara C. D'Ambrosio Trust, which is the registered holder of the shares of common stock. Ms. D'Ambrosio, as trustee of the Kara C. D'Ambrosio Trust, has voting and disposition power over the shares owned by the Kara C. D'Ambrosio Trust.

(26) Louis J. D'Ambrosio is the trustee of the Lou & Christy D'Ambrosio Trust, which is the registered holder of the shares of common stock. Mr. D'Ambrosio, as trustee of the Lou & Christy D'Ambrosio Trust, has voting and disposition power over the shares owned by the Lou & Christy D'Ambrosio Trust.

(27) Sue R. D'Ambrosio is the trustee of the Sue R. D'Ambrosio Trust, which is the registered holder of the shares of common stock. Ms. D'Ambrosio, as trustee of the Sue R. D'Ambrosio Trust, has voting and disposition power over the shares owned by the Sue R. D'Ambrosio Trust.

(28) Dennis Adrian Smith is the director of DAM Constructions Superannuation Fund P/L, which is the registered holder of the shares of common stock. Mr. Smith, as director of DAM Constructions Superannuation Fund P/L, has voting and disposition power over the shares owned by DAM Constructions Superannuation Fund P/L.

(29) Angelica Morrone is the president and investment manager of DSAM Fund, LP, which is the registered holder of the shares of common stock. Ms. Morrone, as president and investment manager of DSAM Fund, LP, has voting and disposition power over the shares owned by DSAM Fund, LP.

(30) David Fuchs is the managing member of Duncan Capital, LLC, which is the registered holder of the shares of common stock. Mr. Fuchs, as managing member of Duncan Capital, LLC, has voting and disposition power over the shares owned by Duncan Capital, LLC.

(31) Adrian John King is the sole director of Eurowest Investments Limited, which is the registered holder of the shares of common stock. Mr. King, as sole director of Eurowest Investments Limited, has voting and disposition power over the shares owned by Eurowest Investments Limited.

(32) Ivor Worrall, is the president of Extend Services PTY LTD, which is the registered holder of the shares of common stock. Mr. Worrall, as president of Extend Services PTY LTD, has the voting and disposition power over the shares owned by Extend Services PTY LTD.

(33) Michael John Kudlike, is the trustee of Family Kudlik LP DTD 3/15/1996, which is the registered holder of the shares of common stock. Mr. Kudlick, as trustee of Family Kudlik LP DTD 3/15/1996, has the voting and disposition power over the shares owned by Family Kudlik LP DTD 3/15/1996.

(34) David Fuchs is the managing member of Bridges & PIPEs, LLC and the principal of Duncan Capital, LLC and may be deemed to be the beneficial owner of the shares registered in the names of such entities. The share amounts for Mr. Fuchs exclude amounts registered in the names of such entities.

(35) Jonathan P. Knight is the president and director of Gamma Opportunity Capital Partners, LP, which is the registered holder of the shares of common stock. Mr. Knight, as president and director of Gamma Opportunity Capital Partners, LP, has voting and disposition power over the shares owned by Gamma Opportunity Capital Partners, LP.

(36) Dale W. Hamilton and Sharen L. Hamilton are the co-trustees of the Dale & Sharen Hamilton Trust, which is the registered holder of the shares of common stock. Mr. Hamilton and Ms. Hamilton, as co-trustees of the Dale & Sharen Hamilton Trust, have voting and disposition power over the shares owned by the Dale & Sharen Hamilton Trust.

(37) David Spungen is the managing member of Hillview Global Alpha Fund LP, which is the registered holder of the shares of common stock. Mr. Spungen, as managing member of Hillview Global Alpha Fund LP, has voting and disposition power over the shares owned by Hillview Global Alpha Fund LP.

(38) John J. Poelman is the managing member of JB Investing LLC, which is the registered holder of the shares of common stock. Mr. Poelman, as managing member of JB Investing LLC, has voting and disposition power over the shares owned by JB Investing LLC.

(39) Joshua Silverman is the authorized signatory of Iroquois Master Fund Ltd, which is the registered holder of the shares of common stock. Joshua Silverman, as authorized signatory of Iroquois Master Fund Ltd, has voting and disposition power over the shares owned by Iroquois Master Fund Ltd.

(40) Kathy Carter is the managing member of KGB Family LTD Partnership, which is the registered holder of the shares of common stock. Ms. Carter, as managing member of KGB Family LTD Partnership, has voting and disposition power over the shares owned by KGB Family LTD Partnership.

(41) Kimberly Hasleton, is the trustee of Kimberly Hasleton Revocable Trust DTD 11/29/2006, which is the registered holder of the shares of common stock. Ms. Hasleton, as trustee of Kimberly Hasleton Revocable Trust DTD 11/29/2006, has voting and disposition power over the shares owned by Kimberly Hasleton Revocable Trust DTD 11/29/2006.

(42) William R. Lasarzig is the trustee of the Lasarzig Family Trust, which is the registered holder of the shares of common stock. Mr. Lasarzig, as trustee of the Lasarzig Family Trust, has voting and disposition power over the shares owned by the Lasarzig Family Trust.

(43) William D. Lemke is the co-trustee of the Lemke Family Trust, which is the registered holder of the shares of common stock. Mr. Lemke, as co-trustee of the Lemke Family Trust, has voting and disposition power over the shares owned by the Lemke Family Trust.

(44) V. Mark Peterson and Jeffrey S. Peterson are the managers of Liberty Capital LLC, which is the registered holder of the shares of common stock. V. Mark Peterson and Jeffrey S. Peterson, as managers of Liberty Capital LLC, each share voting and disposition power over the shares owned by Liberty Capital LLC. The share amounts for V. Mark Peterson and Jeffrey S. Peterson exclude amounts registered in the name of Liberty Capital LLC.

(45) Mark Kohler is the sole member of Marelko Investments LLC, which is the registered holder of the shares of common stock. Mr. Kohler, as sole member of Marelko Investments LLC, has voting and disposition power over the shares owned by Marelko Investments LLC.

(46) Mark N. Schneider is the trustee of Mark N Schneider Family Living Trust DTD 11/10/1989, which is the registered holder of the shares of common stock. Mr. Schneider, as trustee of Mark N Schneider Family Living Trust DTD 11/10/1989, has voting and disposition power over the shares owned by Mark N Schneider Family Living Trust DTD 11/10/1989.

(47) Michael Forrester is the trustee of MGF Surgery Benefit Pension, which is the registered holder of the shares of common stock. Mr. Forrester, as trustee of MGF Surgery Benefit Pension, has voting and disposition power over the shares owned by MGF Surgery Benefit Pension.

(48) Michael Chase is the managing member of Mobias Capital LLC, which is the registered holder of the shares of common stock. Mr. Chase, as managing member of Mobias Capital LLC, has voting and disposition power over the shares owned by Mobias Capital LLC.

(49) Kent Ingram is the president of Mooson Inc, which is the registered holder of the shares of common stock. Mr. Ingram as president of Mooson Inc, has voting and disposition power over the shares owned by Mooson Inc.

(50) Don Steffensen is the managing member of Night Investments LLC, which is the registered holder of the shares of common stock. Mr. Steffensen, as managing member of Night Investments LLC, has voting and disposition power over the shares owned by Night Investments LLC.

(51) Keith Goodman is the manager of the general partner of Nite Capital LP, which is the registered holder of the shares of common stock. Mr. Goodman, as the manager of the general partner of Nite Capital LP, has voting and disposition power over the shares owned by Nite Capital LP.

(52) Lindsay A. Rosenwald, M.D. is the managing member of Otago Partners LLC, which is the registered holder of the shares of common stock. Ms. Rosenwald, as managing member of Otago Partners LLC, has voting and disposition power over the shares owned by Otago Partners LLC.

(53) James A. Padova and Marilyn Padova are the trustees of the Padova Trust DTD June 27, 1991, which is the registered holder of the shares of common stock. Mr. Padova and Ms. Padova, as trustees of the Padova Trust DTD June 27, 1991, have voting and disposition power over the shares owned by the Padova Trust DTD June 27, 1991.

(54) Robert D. Harrison is the trustee of the Patro, Inc. Retirement Plan, which is the registered holder of the shares of common stock. Mr. Harrison, as trustee of the Patro, Inc. Retirement Plan, has voting and disposition power over the shares owned by the Patro, Inc. Retirement Plan.

(55) Susan P. Adams is the managing partner of Peak & Beach Ltd., which is the registered holder of the shares of common stock. Ms. Adams, as managing partner of Peak & Beach Ltd., has voting and disposition power over the shares owned by Peak & Beach Ltd.

(56) Kent Peatross is the managing member of Peatross Ranch LLC, which is the registered holder of the shares of common stock. Mr. Peatross, as managing member of Peatross Ranch LLC, has voting and disposition power over the shares owned by Peatross Ranch LLC.

(57) Lawrence Riches is the managing member of Peoa River Valley Ranch LLC, which is the registered holder of the shares of common stock. Mr. Riches, as managing member of Peoa River Valley Ranch LLC, has voting and disposition power over the shares owned by Peoa River Valley Ranch LLC.

(58) Chris Ott is the managing member of Pine Brook Homes LLC, which is the registered holder of the shares of common stock. Mr. Ott, as managing member of Pine Brook Homes LLC, has voting and disposition power over the shares owned by Pine Brook Homes LLC.

(59) Deborah Koch is the chief operating officer of Pyramid I Partnership, which is the registered holder of the shares of common stock. Ms. Koch, as chief operating officer of Pyramid I Partnership, has voting and disposition power over the shares owned by Pyramid I Partnership.

(60) Deborah Koch is the chief operating officer of Pyramid II Partnership, which is the registered holder of the shares of common stock. Ms. Koch, as chief operating officer of Pyramid II Partnership, has voting and disposition power over the shares owned by Pyramid II Partnership.

(61) Eric Richardson is the President and a principal owner of Cambria Asset Management, LLC and may be deemed to be the beneficial owner of the shares registered in the name of such entity. In this regard, we have been advised that Cambria Asset Management has agreed in principal with its officers and directors to assign warrants to purchase 782,000 shares of our common stock to Mr. Richardson. The share amounts for Mr. Richardson exclude amounts registered in the name of Cambria Asset Management.

(62) Dan Purjes is the managing member of Rockwood Group LLC, which is the registered holder of the shares of common stock and/or warrants, as applicable. Mr. Purjes, as managing member has voting and disposition power over the shares owned by Rockwood Group LLC.

(63) Audrey Ryan is the trustee of Ryan 1989 Revocable Trust DTD 3/15/1989, which is the registered holder of the shares of common stock. Ms. Ryan, as trustee of Ryan 1989 Revocable Trust DTD 3/15/1989, has voting and disposition power over the shares owned by Ryan 1989 Revocable Trust DTD 3/15/1989.

(64) Tim Ryan is the president of Rymark, Inc., which is the registered holder of the shares of common stock. Mr. Ryan, as president of Rymark, Inc., has voting and disposition power over the shares owned by Rymark, Inc.

(65) William H. Schnieder is the principal of Schnieders Capital Management LLC, which is the registered holder of the shares of common stock. Mr. Schnieder, as principal of Schnieders Capital Management LLC, has voting and disposition power over the shares owned by Schnieders Capital Management LLC.

(66) Richard B. Siegel is the trustee of the Richard B. Siegel Trust, which is the registered holder of the shares of common stock. Mr. Siegel, as trustee of the Richard B. Siegel Trust, has voting and disposition power over the shares owned by the Richard B. Siegel Trust.

(67) Rick Johnson is the managing member of Signature Holding LLC, which is the registered holder of the shares of common stock. Mr. Johnson, as managing member of Signature Holding LLC, has voting and disposition power over the shares owned by Signature Holding LLC.

(68) Alan Martin Stradtman is the co-trustee of the Stradtman Family Trust DTD April 29, 1990, which is the registered holder of the shares of common stock. Mr. Stradtman, as co-trustee of the Stradtman Family Trust DTD April 29, 1990, has voting and disposition power over the shares owned by the Stradtman Family Trust DTD April 29, 1990.

(69) Steven E. Slawson and Walter Schenker are principals of TCMP3 Partners, which is the registered holder of the shares of common stock. Messrs. Slawson and Schenker, as principals of TCMP3 Partners, have voting and disposition power over the shares owned by TCMP3 Partners.

(70) Greg Hopkins is the president of The Potomac Group, which is the registered holder of the shares of common stock. Mr. Hopkins, as president of The Potomac Group, has voting and disposition power over the shares owned by The Potomac Group.

(71) Kevin Riches is the managing member of Triple R Development LLC, which is the registered holder of the shares of common stock. Mr. Riches, as managing member of Triple R Development LLC, has voting and disposition power over the shares owned by Triple R Development LLC.

(72) Tucker Brooks is the director of Tucker Brook L/S Concentrated Small Cap Master Fund, which is the registered holder of the shares of common stock. Mr. Brooks, as director of Tucker Brook L/S Concentrated Small Cap Master Fund, has voting and disposition power over the shares owned by Tucker Brook L/S Concentrated Small Cap Master Fund.

(73) Kathie G. Utley is the trustee of the Stephen B. Utley Sheltered Trust, which is the registered holder of the shares of common stock. Ms. Utley, as trustee of the Stephen B. Utley Sheltered Trust, has voting and disposition power over the shares owned by the Stephen B. Utley Sheltered Trust.

(74) I. Keith Maher is the portfolio manager of Valesco Healthcare GP, LLC, general partner of Valesco Healthcare Master Fund, which is the registered holder of the shares of common stock. I. Mr. Maher, as the portfolio manager of Valesco Healthcare GP, LLC, general partner of Valesco Healthcare Master Fund, has voting and disposition power over the shares owned by Valesco Healthcare Master Fund.

(75) Clark D. Vanderhoof is the trustee of the Vanderhoof Family Trust, which is the registered holder of the shares of common stock. Mr. Vanderhoof, as trustee of the Vanderhoof Family Trust, has voting and disposition power over the shares owned by the Vanderhoof Family Trust.

(76) Michael D. Vanderhoof is the Chairman of Cambria Asset Management, LLC and may be deemed to be the beneficial owner of the shares registered in the name of such entity. In this regard, we have been advised that Cambria Asset Management has agreed in principal with its officers and directors to assign warrants to purchase 300,000 shares of our common stock to Mr. Vanderhoof. The share amounts for Mr. Vanderhoof exclude amounts registered in the name of Cambria Asset Management.

(77) John Succo, Sky Lucas and Shad Stastney are the managers of Vicis Capital, LLC, the investment manager of Vicis Capital Master Fund, which is the registered holder of the shares of common stock. Vicis Capital, LLC, as investment manager of Vicis Capital Master Fund, has voting and disposition power over the shares owned by Vicis Capital Master Fund.

(78) Robert Carter is the trustee of Waverly Trust DTD 3/6/2006, which is the registered holder of the shares of common stock. Mr. Carter, as trustee of Waverly Trust DTD 3/6/2006, has voting and disposition power over the shares owned by Waverly Trust DTD 3/6/2006.

(79) Warrant E. Carter, Sr. is the partner of WECO Ls’g & Inv’ts, LLC, which is the registered holder of the shares of common stock. Mr. Carter, as partner of WECO Ls’g & Inv’ts, LLC, has voting and disposition power over the shares owned by WECO Ls’g & Inv’ts, LLC.

(80) William P. Harrison is the trustee of the West Wilrick, Inc. Profit Sharing Plan, which is the registered holder of the shares of common stock. Mr. Harrison, as trustee of the West Wilrick, Inc. Profit Sharing Plan, has voting and disposition power over the shares owned by the West Wilrick, Inc. Profit Sharing Plan.

(81) Evan Schemenauer is the director of Whalehaven Capital Fund Limited, which is the registered holder of the shares of common stock. Mr. Schemenauer, as director of Whalehaven Capital Fund Limited, has voting and disposition power over the shares owned by Whalehaven Capital Fund Limited.

(82) Todd Groskreutz is the manager of Whisper Investment Co, which is the registered holder of the shares of common stock. Mr. Groskreutz, as manager of Whisper Investment Co, has voting and disposition power over the shares owned by Whisper Investment Co.

(83) Gabriel Elias is the managing partner of Wholesale Realtors Supply, which is the registered holder of the shares of common stock. Mr. Elias, as managing partner of Wholesale Realtors Supply, has voting and disposition power over the shares owned by Wholesale Realtors Supply.

(84) The selling stockholder has represented to us that such selling stockholder is an affiliate of or a person associated with a broker-dealer, and that the shares of common stock offered by such selling stockholder in this prospectus were purchased in the ordinary course of business of the selling stockholder and that at the time of the purchase, the selling stockholder had no agreements or understandings to distribute such shares of common stock.

(85) Quintera Mallette, M.D. is the chief executive officer of Mallette Capital Biotech Fund, LP, which is the registered holder of the shares of common stock. Ms. Mallette, as chief executive officer of Mallette Capital Biotech Fund, LP, has voting and disposition power over the shares owned by Mallette Capital Biotech Fund, LP.

(86) Peter Kolchinksy is the general partner of RA Capital Biotech Fund, LP, which is the registered holder of the shares of common stock. Mr. Kolchinsky, as general partner of RA Capital Biotech Fund, LP, has voting and disposition power over the shares owned by RA Capital Biotech Fund, LP.

PLAN OF DISTRIBUTION

          Distribution by Selling Stockholders

          We are registering the shares of our common stock covered by this prospectus for the selling stockholders. As used in this prospectus, “selling stockholders” includes the donees, transferees or others who may later hold the selling stockholders’ interests. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may, from time to time, sell all or a portion of their shares of common stock on the OTC Bulletin Board or on any national securities exchange or automated inter-dealer quotation system on which our common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the current market price or at negotiated prices. One or more underwriters on a firm commitment or best efforts basis may sell the shares of common stock directly or through brokers or dealers or in a distribution. The methods by which the shares of common stock may be sold include:

  ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;
  block trades (which may involve crosses) in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block, as principal, to facilitate the transaction;
  purchases by a broker/dealer, as principal, and resale by the broker/dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  put or call options transactions;
  settlement of short sales;
  broker/dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
  a combination of any such methods of sale; and
  any other method permitted by applicable law.

          In addition, any of the shares of common stock that qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold in transactions complying with that Rule, rather than pursuant to this prospectus.

          For sales to or through broker-dealers, these broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares, or both. We have advised the selling stockholders that the anti-manipulative provisions of Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have informed them that they must deliver copies of this prospectus. We are not aware, as of the date of this prospectus, of any agreements between any of the selling stockholders and any broker-dealers with respect to the sale of the shares of common stock covered by this prospectus.

           The selling stockholders and any broker-dealers or agents participating in the distribution of our shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commissions received by any broker-dealer or agent and profit on any resale of shares of common stock may be deemed to be underwriting commissions under the Securities Act of 1933. The commissions received by a broker-dealer or agent may be in excess of customary compensation. If a selling stockholder is deemed to be an “underwriter,” the selling stockholder may have liability for the accuracy of the contents of this prospectus under the Securities Act of 1933.

          At a time a particular offer of shares is made by a selling stockholder, a prospectus supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the selling stockholders and any other required information.

          The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the donees, pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the donee, pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

          The selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and its rules and regulations, including without limitation, Rule 102 under Regulation M. These provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. Rule 102 under Regulation M provides, with limited exceptions, that it is unlawful for the selling stockholders or their affiliated purchasers to, directly or indirectly, bid for or purchase or attempt to induce any person to bid for or purchase, for an account in which the selling stockholders or affiliated purchasers have a beneficial interest in any securities that are the subject of the distribution during the applicable restricted period under Regulation M. All of the above may affect the marketability of our common stock.

          Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the securities offered under this prospectus may not simultaneously engage in market activities for the shares of common stock for a period of five business days prior to the commencement of such distribution.

          We will receive none of the proceeds from the sale of the shares of common stock by the selling stockholders, except upon exercise of warrants presently outstanding.

          We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares of common stock offered by the selling stockholders, including all registration and filing fees, listing fees, printing expenses, and our legal and accounting fees. We estimate that these fees and expenses will total approximately $92,720. The selling stockholders will pay all of their own brokerage fees and commissions, if any, incurred in connection with the sale of their shares of common stock. In addition, we have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act of 1933. We cannot assure you, however, that any of the selling stockholders will sell any or all of the shares of common stock they may offer.

DESCRIPTION OF CAPITAL STOCK

General Matters

          Our authorized capital stock consists of 200,000,000 shares, of which 190,000,000 shares are designated common stock and 10,000,000 shares are designated preferred stock. As of July 16, 2008, there were issued and outstanding 76,363,101 shares of common stock, held by approximately 244 record holders. No shares of preferred stock currently are outstanding.

          The following summary of the material provisions of our common stock, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws.

Common Stock

          Holders of shares of our common stock are entitled to dividends as and when declared by our board of directors from funds legally available therefor, and upon our liquidation, dissolution or winding-up are entitled to share ratably in all assets remaining after payment of liabilities. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. The holders of shares of our common stock do not have preemptive rights, are entitled to one vote for each share of common stock held of record by them, and do not have the right to cumulate their votes for election of directors.

Market Information

          Our common stock is quoted on the NASDAQ Capital Market under the trading symbol BNVI. The high and low bid prices for our common stock at the close of business on July 15, 2008, as reported by the NASDAQ Capital Market, were $1.30 and $1.17 per share, respectively.

Transfer Agent

          The transfer agent and registrar for our common stock is Colonial Stock Transfer, 66 Exchange Place, Salt Lake City, Utah 84111.

Warrants

          September 2004 Bridge Financing Warrants

          In connection with Bionovo Biopharmaceuticals’ $500,000 principal amount of 6% convertible secured notes bridge financing completed on September 30, 2004, Bionovo Biopharmaceuticals issued to investors in the bridge financing warrants, or bridge warrants, exercisable for 556,123 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.539416667 per share. The bridge warrants were exercisable until the earlier of September 30, 2011 and the fifth anniversary of Bionovo Biopharmaceuticals’ merger with a company required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act. Upon the closing of our reverse merger transaction, the bridge warrants were amended to become bridge warrants to purchase shares of our common stock upon the same terms and conditions as the bridge warrants issued by Bionovo Biopharmaceuticals. The bridge warrants expire on April 6, 2010.

          The bridge warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The bridge warrants also include a “purchase price reset provision” where certain issuances of common stock or securities which may be converted into or exercised for common stock at a per share price less than the exercise price (or purchase price) of the bridge warrants, would cause such exercise price to be adjusted to the lower per share price. The bridge warrants provide, however, that until the net effect of adjustments in the exercise price require a change by at least ten cents, we will not be required to give effect to the change.

          The holders of bridge warrants will not possess any rights as stockholders unless and until they exercise their warrants. The bridge warrants do not confer upon holders any voting or any other rights as stockholders.

          The bridge warrant holders were granted registration rights with respect to the shares of common stock into which the bridge warrants may be exercised. We are required to file a registration statement registering such shares of common stock not later than 90 days following our reverse merger transaction. If the registration statement is not declared effective within 120 days after the reverse merger, we will be required to pay each such holder an amount equal to one percent per 30-day period of the purchase price paid by the holder for the convertible notes.

          The offer and sale of the bridge warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, the bridge warrants and the common stock underlying these warrants may not be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

          In connection with the closing of the bridge financing, Bionovo Biopharmaceuticals issued warrants to Duncan Capital, LLC, the placement agent, which warrants are discussed further below under “Other Outstanding Warrants.”

          April 2005 Private Placement Warrants

          As part of the closing of Bionovo Biopharmaceuticals’ April 6, 2005 private placement, Bionovo Biopharmaceuticals issued five-year warrants to purchase a total of 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $0.75 per share and 2,023,875 shares of Bionovo Biopharmaceuticals common stock at an exercise price of $1.00 per share. The warrants were exercisable in whole or in part until April 6, 2010. Upon the closing of our reverse merger transaction, the April 2005 private placement warrants were amended to become warrants to purchase shares of our common stock upon the same terms and conditions as the April 2005 private placement warrants issued by Bionovo Biopharmaceuticals.

          Commencing on the date the SEC declares effective a registration statement covering the resale of the shares of common stock underlying the April 2005 private placement warrants, we have the right to call, on 15 days notice, unexercised warrants for cancellation in whole or in part if the closing bid price of the common stock equals or exceeds $0.9375 (for the warrants with an exercise price of $0.75 per share) and $1.25 (for the warrants with an exercise price of $1.00 per share) for a period of 10 consecutive trading days and during such period the average daily trading volume of the shares of common stock equals or exceed 100,000. On March 17, 2006, the Company issued a call notice to all holders of the common stock purchase warrants ($0.75 exercise price) issued in the April 6, 2005 and May 5, 2005 (discussed below) private placements. As of April 10, 2006, warrant holders exercised warrants to purchase 2,671,062 shares at exercise prices of $0.75 and $1.00, for which the Company received $2,047,281. Pursuant to warrants not being exercised by April 10, 2006, warrants representing 62,500 shares exercisable at $0.75 per share, were cancelled. Of the 2,671,062 exercised, warrants exercisable at $0.75 per share represented 2,495,125 shares, while warrants exercisable at $1.00 per share represented 175,937 shares.

          The April 2005 private placement warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The April 2005 private placement warrants do not confer upon holders any voting or any other rights as stockholders.

          Under the terms of the April 2005 private placement, we agreed to file a “resale” registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placement. We were required to use our best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. Such resale registration statement, of which this prospectus forms a part, initially was declared effective by the SEC on November 2, 2005. If the registration statement was not declared effective within the foregoing time periods, we would have been obligated to pay liquidated damages to the investors. We were obligated to maintain the effectiveness of the “resale” registration statement until the date when all securities registered under the registration statement (i) had been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) could have been sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

          In March 2006, we amended our obligations to register such shares of common stock, effective as of December 31, 2005. Our registration obligations were amended as follows:

  to delete our mandatory obligation to register for resale the shares of common stock;
  to delete the investors’ rights to receive liquidated damages upon our failure to timely file a registration statement to register the common stock for resale, to have such registration statement declared effective by the SEC by a specified date and to maintain the effectiveness of such registration statement; and
  to grant the investors the right to include their shares of common stock on any registration statement we file regarding the sale of our securities to the public for cash.

          In addition, we agreed in the amendments to use our commercially reasonable best efforts to maintain the resale registration statement registering, in part, such shares of common stock and declared effective by the SEC on November 2, 2005, for the period of time originally required.

          The offer and sale of the April 2005 private placement warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

          In connection with the closing of the April 2005 private placement, Bionovo Biopharmaceuticals issued warrants to Duncan Capital, LLC, the placement agent, which warrants are discussed further below under “Other Outstanding Warrants.”

          May 2005 Private Placement Warrants

          As part of the closing of our May 5, 2005 private placement, we issued five-year warrants to purchase a total of 533,750 shares of common stock at an exercise price of $0.75 per share and 533,750 shares of common stock at an exercise price of $1.00 per share. The warrants are exercisable in whole or in part until May 5, 2010.

          Commencing on the date the SEC declares effective a registration statement covering the resale of the shares of common stock underlying the May 2005 private placement warrants, we have the right to call, on 15 days notice, unexercised warrants for cancellation in whole or in part if the closing bid price of the common stock equals or exceeds $0.9375 (for the warrants with an exercise price of $0.75 per share) and $1.25 (for the warrants with an exercise price of $1.00 per share) for a period of 10 consecutive trading days and during such period the average daily trading volume of the shares of common stock equals or exceed 100,000. On March 17, 2006, the Company issued a call notice to all holders of the common stock purchase warrants ($0.75 exercise price) issued in the April 6, 2005 and May 5, 2005 private placements. As of April 10, 2006, warrant holders exercised warrants to purchase 2,671,062 shares at exercise prices of $0.75 and $1.00, for which the Company received $2,047,281. Pursuant to warrants not being exercised by April 10, 2006, warrants representing 62,500 shares exercisable at $0.75 per share, were cancelled. Of the 2,671,062 exercised, warrants exercisable at $0.75 per share represented 2,495,125 shares, while warrants exercisable at $1.00 per share represented 175,937 shares.

          The May 2005 private placement warrants contain provisions that protect the holders thereof against dilution by adjustment of the purchase price in certain events, such as stock splits or reverse stock splits, stock dividends, recapitalizations or similar events. The holders of these warrants will not possess any rights as stockholders unless and until they exercise their warrants. The May 2005 private placement warrants do not confer upon holders any voting or any other rights as stockholders.

          Under the terms of the April 2005 private placement, we agreed to file a “resale” registration statement with the SEC on or before July 5, 2005 covering the shares of common stock issued, or issuable pursuant to the exercise of the warrants issued, to investors in the private placement. We were required to use our best efforts to have such “resale” registration statement declared effective by the SEC as soon as possible and, in any event, within 180 days (or 210 days if the registration statement is reviewed by the SEC) after April 6, 2005. Such resale registration statement, of which this prospectus forms a part, initially was declared effective by the SEC on November 2, 2005. If the registration statement was not declared effective within the foregoing time periods, we would have been obligated to pay liquidated damages to the investors. We were obligated to maintain the effectiveness of the “resale” registration statement until the date when all securities registered under the registration statement (i) had been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (ii) could have been sold without any volume or other restrictions pursuant to Rule 144(k) under the Securities Act of 1933.

          In March 2006, we amended our obligations to register such shares of common stock, effective as of December 31, 2005. Our registration obligations were amended as follows:

  to delete our mandatory obligation to register for resale the shares of common stock;

  to delete the investors’ rights to receive liquidated damages upon our failure to timely file a registration statement to register the common stock for resale, to have such registration statement declared effective by the SEC by a specified date and to maintain the effectiveness of such registration statement; and
  to grant the investors the right to include their shares of common stock on any registration statement we file regarding the sale of our securities to the public for cash.

          In addition, we agreed in the amendments to use our commercially reasonable best efforts to maintain the resale registration statement registering, in part, such shares of common stock and declared effective by the SEC on November 2, 2005, for the period of time originally required.

          The offer and sale of the May 2005 private placement warrants was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither these warrants nor the shares of common stock underlying these warrants may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions thereof.

          In connection with the closing of the May 2005 private placement, we issued warrants to Duncan Capital, LLC, the placement agent, which warrants are discussed below under “Other Outstanding Warrants.”

          January 2007 Private Placement Warrants

          As part of the closing of our January 2007 private placement, we issued five-year warrants to purchase a total of 3,682,350 shares of common stock at an initial exercise price of $2.25 per share. The warrants are exercisable in whole or in part until January 19, 2012.

          Commencing on the date the SEC declares effective a registration statement covering the resale of the shares of common stock underlying the January 2007 private placement warrants, the warrants are callable by us when the trailing 10-day average of the closing market share price of our common stock equals or exceeds $2.75. Holders of called warrants will have 60 days to exercise their warrants after the call notice. At the closing of the private placement, we paid Cambria Capital, LLC and Blaylock Capital, LLC, the placement agents for the private placement, five-year warrants to purchase up to an aggregate of 736,470 shares of our common stock, at an exercise price of $1.50.

          We have agreed, pursuant to the terms of the registration rights agreements with the investors, to (i) use our best efforts to file a shelf registration statement with respect to the resale of shares of our common stock issuable upon exercise of the warrants with the SEC within 45 days after the closing date; (ii) use our best efforts to have the shelf registration statement declared effective by the SEC within 90 days after the closing date (or 120 days in the event of a full review of the shelf registration statement by the SEC), (iii) use our commercially reasonable efforts to keep the shelf registration statement effective until all registrable securities (a) have been sold pursuant to the registration statement or an exemption from the registration requirements of the Securities Act of 1933 or (b) may be sold under Rule 144(k) under the Securities Act.

LEGAL MATTERS

          The validity of the issuance of the shares of our common stock described herein has been passed upon for us by Greenberg Traurig, LLP, New York, New York. A shareholder of Greenberg Traurig, LLP beneficially owns 165,000 shares of our common stock, inclusive of warrants to purchase 35,000 shares of common stock.

EXPERTS

          The consolidated financial statements of Bionovo, Inc., as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007 and for the period from February 1, 2002 (date of inception) through December 31, 2007 have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. These consolidated financial statements appear in Bionovo, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2007. These consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as an expert in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement:

  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 13, 2008;
  Our Current Reports on Form 8-K filed with the SEC on March 17, 2008, April 9, 2008 and April 17, 2008, respectively; and
  The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 23, 2007, including any amendment or reports filed for the purpose of updating such description.

          You may request a copy of any or all of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Bionovo, Inc.
5858 Horton Street, Suite 375
Emeryville, CA 94608
(510) 601-2000

WHERE YOU CAN FIND MORE INFORMATION

          We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about us and the securities. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

          In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

          In addition, any information we file with the SEC, including the documents incorporated by reference into this prospectus, is also available on the SEC’s website at http://www.sec.gov. We also maintain a web site at www.bionovo.com, which provides additional information about our company and through which you can also access our SEC filings. The information set forth on our web site is not part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.           Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by Bionovo.

SEC Registration	$19,720
Accounting fees and expenses	$10,000	*
Legal fees and expenses	$40,000	*
Printing and Engraving Expenses	$5,000	*
Blue Sky Fees	$8,000	*
Miscellaneous	$10,000	*
TOTAL	$92,720

*Estimated

ITEM 15.           Indemnification of Directors and Officers.

          Under the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for any transaction from which the director directly or indirectly derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

          Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We are not, however, required to indemnify any director or officer in connection with any (a) willful misconduct, (b) willful neglect, or (c) gross negligence toward or on behalf of us in the performance of his or her duties as a director or officer. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or officer in connection with that proceeding on receipt of any undertaking by or on behalf of that director or officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise.

ITEM 16.           Exhibits

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Exhibit No.	Description

Exhibit 5.1	Opinion of Greenberg Traurig, LLP (counsel to the registrant)
Exhibit 23.1	Consent of PMB Helin Donovan, LLP, an Independent Registered Public Accounting Firm
Exhibit 23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

ITEM 17.          Undertakings

(a)      The undersigned registrant, hereby undertakes:

               (1) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (3) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement, and

     (b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or

Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on July 16, 2008.

BIONOVO, INC.

By:	/s/ Isaac Cohen
Isaac Cohen, O.M.D., L.Ac.
Chairman, Chief Executive Officer and Chief
Scientific Officer
(Principal Executive Officer)

By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Senior Vice President and Chief Financial Officer
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:	TITLE:	DATE:

/s/ Isaac Cohen	Chairman, Chief Executive Officer and Chief	July 16, 2008
Isaac Cohen, O.M.D., L.Ac.	Scientific Officer
(Principal Executive Officer)

/s/ Mary Tagliaferri	Director, President, Chief Regulatory Officer,	July 16, 2008
Mary Tagliaferri, M.D., L.Ac.	Secretary and Treasurer

/s/ Thomas C. Chesterman	Senior Vice President and Chief Financial Officer	July 16, 2008
Thomas C. Chesterman	(Principal Accounting and Financial Officer)

/s/ John Baxter	Director	July 16, 2008
John Baxter, M.D.

/s/ George Butler	Director	July 16, 2008
George Butler, Ph.D.

/s/ Louis Drapeau	Director	July 16, 2008
Louis Drapeau

/s/ David Naveh	Director	July 16, 2008
David Naveh, Ph.D.

/s/ Michael D. Vanderhoof	Director	July 16, 2008
Michael D. Vanderhoof

INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit No.	Description

Exhibit 5.1	Opinion of Greenberg Traurig, LLP (counsel to the registrant)
Exhibit 23.1	Consent of PMB Helin Donovan, an Independent Registered Public Accounting Firm
Exhibit 23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)